Exhibit 99.1

CONSOL Energy Inc. Announces Closing of $500 Million of Senior Notes Offering

PITTSBURGH, March 30, 2015 — CONSOL Energy Inc. (NYSE: CNX) (“CONSOL”) today announced the closing of its private placement of $500 million of its 8.000% senior notes due 2023 (the “Notes”). The Notes are guaranteed by substantially all of CONSOL’s wholly owned domestic restricted subsidiaries.

CONSOL intends to use the net proceeds of the sale of the Notes, together with borrowings under its revolving credit facility to the extent necessary, to purchase all of its outstanding 8.25% senior notes due 2020 (the “2020 Notes”) and its outstanding 6.375% senior notes due 2021 (the “2021 Notes”) that have and will be tendered pursuant to the tender offers and consent solicitations that commenced on March 9, 2015.

David Khani, Chief Financial Officer of CONSOL said, “This financing transaction, together with the contemplated draw on our credit facility, reduces our interest expense and will enable us to optimize the allocation of our indebtedness appropriately across CONSOL Energy and our thermal coal and metallurgical coal subsidiaries. In addition, in order to maintain our liquidity, we have obtained a $600 million term loan commitment as a backstop for our credit facility. Taken together, these transactions are an important step towards accomplishing our previously announced strategic objectives.”

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

CONSOL is a Pittsburgh-based producer of natural gas and coal. CONSOL is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. Additional information may be found at www.consolenergy.com.

Cautionary Statements:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any notes nor shall there be any sale of notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in the 2013 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

Contacts:

Investor:	Tyler Lewis at (724) 485-3157
Media:	Brian Aiello at (724) 485-3078